Exhibit 99.1

Equity Residential Reports First Quarter 2010 Results

Same Store Revenues Exceeding Company’s Expectations

CHICAGO--(BUSINESS WIRE)--April 28, 2010--Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2010. All per share results are reported on a fully-diluted basis.

“We are very pleased with our same store revenue results for the quarter and encouraged by the improving fundamentals we are seeing across all of our markets,” said David J. Neithercut, Equity Residential’s President and CEO. “If these trends continue, we expect sequential same store revenues to be positive as soon as the second quarter and we should achieve both same store revenue and FFO (funds from operations) results for the year at the upper end of our guidance ranges.”

First Quarter 2010

For the first quarter of 2010, the company reported earnings of $0.18 per share compared to $0.28 per share in the first quarter of 2009.

FFO for the quarter ended March 31, 2010 was $0.51 per share excluding the negative impact of property acquisition costs previously budgeted to occur in the second quarter and unexpected storm related costs as a result of severe snow on the East Coast and heavy rains in California and Arizona. Reported FFO for the period including these items was $0.49 per share.

The difference between the company’s first quarter 2010 FFO of $0.49 per share and the first quarter 2009 FFO of $0.57 per share is primarily due to:

  a negative impact of approximately $0.09 per share from lower total property net operating income (NOI) driven by lower same store NOI, inclusive of the impact of the unexpected storm related costs mentioned above, and dilution from the company’s 2009 transaction activity partially offset by the positive impact of NOI from lease-up activity;
  a negative impact of approximately $0.02 per share from accelerated property acquisition and other miscellaneous costs; and
  a positive impact of approximately $0.03 per share from lower total interest expense as a result of the company’s debt tenders in 2009.

Same Store Results

On a same store first quarter to first quarter comparison, which includes 117,512 apartment units, revenues decreased 2.9%, expenses increased 1.5% and NOI decreased 5.6%. Same store revenue results were impacted by the following, all of which were better than company expectations:

  a 100 basis point increase in occupancy to 94.7%;
  a 170 basis point decrease in turnover;
  the spread between expiring lease rates and net effective new lease rates was less than expected, in part, because some markets turned positive; and
  renewal lease rate increases across the company’s portfolio.

Acquisitions/Dispositions

During the first quarter of 2010, the company acquired six properties, consisting of 1,467 apartment units, for an aggregate purchase price of $639.3 million at an average capitalization (cap) rate of 5.6% and one land parcel, located adjacent to one of the company’s properties in Arlington, Virginia, for approximately $12.0 million.

Since the end of the first quarter, the company acquired one property, the previously announced acquisition of 425 Mass in Washington, D.C., for a purchase price of approximately $166.8 million.

During the first quarter of 2010, the company sold eight consolidated properties, consisting of 2,011 apartment units, for an aggregate sale price of $145.9 million at an average cap rate of 7.5% generating an unlevered internal rate of return (IRR) of 9.4%. The company has not sold any properties since the end of the first quarter.

At-The-Market (ATM) Share Offering Program

During the first quarter of 2010, the company issued approximately 1.1 million common shares at an average price of $33.87 per share for total consideration of approximately $35.8 million under its ATM Share Offering Program. The company has approximately 12.4 million shares available for issuance under this program and has not issued any such shares since January 14, 2010.

Second Quarter 2010 Guidance

The company has established an FFO guidance range of $0.53 to $0.57 per share for the second quarter of 2010. The primary drivers of the difference between the company’s first quarter 2010 actual FFO of $0.49 per share and the midpoint of the second quarter 2010 guidance range of $0.55 per share are:

  a positive impact of approximately $0.03 per share from same store NOI;
  a positive impact of approximately $0.02 per share from 2010 acquisitions and lease up activity; and
  a positive impact of approximately $0.01 per share from the timing of property acquisition costs.

Second Quarter 2010 Conference Call

Equity Residential expects to announce second quarter 2010 results on Wednesday, July 28, 2010 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, July 29, 2010.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 491 properties located in 23 states and the District of Columbia, consisting of 136,470 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, April 29, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2010	2009
REVENUES
Rental income	$486,268	$480,215
Fee and asset management	2,422	2,863

Total revenues	488,690	483,078

EXPENSES
Property and maintenance	126,753	124,932
Real estate taxes and insurance	57,607	52,539
Property management	20,680	19,014
Fee and asset management	2,014	2,003
Depreciation	152,319	141,809
General and administrative	10,721	10,394

Total expenses	370,094	350,691

Operating income	118,596	132,387

Interest and other income	2,225	6,017
Other expenses	(4,383)	(292)
Interest:
Expense incurred, net	(115,297)	(123,502)
Amortization of deferred financing costs	(3,197)	(2,962)

(Loss) income before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of unconsolidated entities
and discontinued operations	(2,056)	11,648
Income and other tax (expense) benefit	(166)	(2,128)
(Loss) from investments in unconsolidated entities	(464)	(195)
Net gain on sales of unconsolidated entities	478	2,765
(Loss) income from continuing operations	(2,208)	12,090
Discontinued operations, net	60,064	73,331
Net income	57,856	85,421
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(2,623)	(4,691)
Preference Interests and Units	-	(4)
Partially Owned Properties	250	69
Net income attributable to controlling interests	55,483	80,795
Preferred distributions	(3,620)	(3,620)
Net income available to Common Shares	$51,863	$77,175

Earnings per share – basic:
(Loss) income from continuing operations available to Common Shares	$(0.02)	$0.03
Net income available to Common Shares	$0.18	$0.28
Weighted average Common Shares outstanding	280,645	272,324

Earnings per share – diluted:
(Loss) income from continuing operations available to Common Shares	$(0.02)	$0.03
Net income available to Common Shares	$0.18	$0.28
Weighted average Common Shares outstanding	280,645	288,853

Distributions declared per Common Share outstanding	$0.3375	$0.4825

Equity Residential
Consolidated Statements of Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2010	2009

Net income	$57,856	$85,421
Adjustments:
Net (income) loss attributable to Noncontrolling Interests:
Preference Interests and Units	-	(4)
Partially Owned Properties	250	69
Depreciation	152,319	141,809
Depreciation – Non-real estate additions	(1,693)	(1,898)
Depreciation – Partially Owned and Unconsolidated Properties	11	183
Net (gain) on sales of unconsolidated entities	(478)	(2,765)
Discontinued operations:
Depreciation	415	8,679
Net (gain) on sales of discontinued operations	(60,036)	(61,871)
Net incremental gain (loss) on sales of condominium units	388	(64)

FFO (1) (2)	149,032	169,559
Preferred distributions	(3,620)	(3,620)

FFO available to Common Shares and Units – basic (1) (2)	$145,412	$165,939

FFO available to Common Shares and Units – diluted (1) (2)	$145,565	$166,096

FFO per share and Unit – basic	$0.49	$0.57

FFO per share and Unit – diluted	$0.49	$0.57

Weighted average Common Shares and
Units outstanding – basic	294,450	288,710

Weighted average Common Shares and
Units outstanding – diluted	297,286	289,259

(1)	The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)	The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Investment in real estate
Land	$3,948,967	$3,650,324
Depreciable property	14,387,262	13,893,521
Projects under development	429,444	668,979
Land held for development	266,287	252,320
Investment in real estate	19,031,960	18,465,144
Accumulated depreciation	(3,972,022)	(3,877,564)
Investment in real estate, net	15,059,938	14,587,580

Cash and cash equivalents	60,186	193,288
Investments in unconsolidated entities	5,645	6,995
Deposits – restricted	163,378	352,008
Escrow deposits – mortgage	20,675	17,292
Deferred financing costs, net	44,034	46,396
Other assets	164,557	213,956
Total assets	$15,518,413	$15,417,515

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,825,356	$4,783,446
Notes, net	4,578,377	4,609,124
Lines of credit	91,000	-
Accounts payable and accrued expenses	95,046	58,537
Accrued interest payable	68,895	101,849
Other liabilities	251,970	272,236
Security deposits	62,637	59,264
Distributions payable	102,106	100,266
Total liabilities	10,075,387	9,984,722

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	295,985	258,280

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,950,425 shares issued
and outstanding as of March 31, 2010 and 1,950,925
shares issued and outstanding as of December 31, 2009	208,761	208,773
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 282,404,498 shares issued
and outstanding as of March 31, 2010 and 279,959,048
shares issued and outstanding as of December 31, 2009	2,824	2,800
Paid in capital	4,508,322	4,477,426
Retained earnings	310,276	353,659
Accumulated other comprehensive (loss) income	(8,255)	4,681
Total shareholders' equity	5,021,928	5,047,339
Noncontrolling Interests:
Operating Partnership	114,714	116,120
Partially Owned Properties	10,399	11,054
Total Noncontrolling Interests	125,113	127,174
Total equity	5,147,041	5,174,513
Total liabilities and equity	$15,518,413	$15,417,515

Equity Residential
Portfolio Summary
As of March 31, 2010

					% of 2010	Average
				% of	Stabilized	Rental
	Markets	Properties	Units	Total Units	NOI	Rate (1)

1	New York Metro Area	27	7,800	5.7%	12.2%	$ 2,729
2	DC Northern Virginia	28	9,327	6.8%	10.2%	1,679
3	South Florida	39	13,013	9.5%	8.9%	1,271
4	Boston	36	6,503	4.8%	8.1%	2,027
5	Los Angeles	36	7,463	5.5%	7.7%	1,665
6	Seattle/Tacoma	48	10,801	7.9%	6.8%	1,237
7	San Francisco Bay Area	33	6,239	4.6%	5.5%	1,604
8	Phoenix	41	11,769	8.6%	5.0%	833
9	Denver	23	7,963	5.8%	4.8%	997
10	Suburban Maryland	22	6,090	4.5%	4.6%	1,310
11	San Diego	13	4,284	3.1%	4.6%	1,642
12	Orlando	26	8,042	5.9%	4.3%	960
13	Inland Empire, CA	14	4,519	3.3%	3.5%	1,300
14	Orange County, CA	10	3,307	2.4%	3.2%	1,493
15	Atlanta	22	6,889	5.1%	3.0%	926
16	All Other Markets (2)	71	17,855	13.1%	7.6%	925

	Total	489	131,864	96.6%	100.0%	1,337

	Military Housing	2	4,606	3.4%	-	-

	Grand Total	491	136,470	100.0%	100.0%	$ 1,337

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of March 2010.

(2) All Other Markets - Each individual market is less than 2.0% of 2010 stabilized NOI.

Equity Residential

Portfolio as of March 31, 2010

		Properties	Units

Wholly Owned Properties		430	118,732
Partially Owned Properties:
Consolidated		27	5,530
Unconsolidated		32	7,602
Military Housing		2	4,606

		491	136,470

Portfolio Rollforward Q1 2010
($ in thousands)

			Purchase/
	Properties	Units	(Sale) Price	Cap Rate

12/31/2009	495	137,007

Acquisitions:
Rental Properties	6	1,467	$639,261	5.6%
Land Parcel (one)	-	-	$12,000
Dispositions:
Rental Properties:
Consolidated	(8)	(2,011)	$(145,940)	7.5%
Unconsolidated (1)	(2)	(484)	$(24,100)	7.7%
Condominium Conversion Properties	(1)	(2)	$(360)
Completed Developments	1	480
Configuration Changes	-	13

3/31/2010	491	136,470

(1)			EQR owned a 25% interest in these unconsolidated rental properties. Sale price listed is the gross sale price.

Equity Residential

First Quarter 2010 vs. First Quarter 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 117,512 Same Store Units

	Results					Statistics
						Average
						Rental
Description	Revenues		Expenses	NOI (1)		Rate (2)	Occupancy	Turnover

Q1 2010	$443,697		$176,847	$266,850		$1,331	94.7%	11.8%
Q1 2009	$456,902		$174,161	$282,741		$1,385	93.7%	13.5%

Change	$(13,205)		$2,686	$(15,891)		$(54)	1.0%	(1.7%)

Change	(2.9%	)	1.5%	(5.6%	)	(3.9% )

First Quarter 2010 vs. Fourth Quarter 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 119,401 Same Store Units

	Results					Statistics
						Average
						Rental
Description	Revenues		Expenses	NOI (1)		Rate (2)	Occupancy	Turnover

Q1 2010	$451,546		$180,049	$271,497		$1,334	94.6%	11.8%
Q4 2009	$451,773		$169,366	$282,407		$1,344	93.9%	14.1%

Change	$(227)		$10,683	$(10,910)		$(10)	0.7%	(2.3%)

Change	(0.1%	)	6.3%	(3.9%	)	(0.7% )

(1)			The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)			Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
First Quarter 2010 vs. First Quarter 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q1 2010	Q1 2010	Q1 2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	8,781	9.8%	$1,622	94.9%	(0.7%)	3.0%	(2.6%)	(1.1%)	0.3%
2	South Florida	12,465	9.6%	1,267	94.8%	(0.1%)	1.8%	(1.4%)	(1.7%)	1.5%
3	New York Metro Area	6,247	9.5%	2,527	95.3%	(5.5%)	8.3%	(14.0%)	(7.0%)	1.4%
4	Los Angeles	7,099	8.1%	1,670	94.8%	(4.4%)	(1.9%)	(5.8%)	(5.5%)	1.0%
5	Boston	6,021	7.8%	2,011	94.9%	2.1%	(4.7%)	7.1%	1.1%	0.8%
6	Seattle/Tacoma	8,473	6.7%	1,274	93.2%	(7.1%)	1.5%	(12.3%)	(7.2%)	0.0%
7	San Francisco Bay Area	6,239	6.6%	1,617	95.0%	(5.3%)	2.9%	(9.7%)	(6.6%)	1.4%
8	Denver	7,755	5.4%	1,004	95.1%	(2.2%)	1.9%	(4.2%)	(3.5%)	1.3%
9	Phoenix	10,647	5.4%	830	94.3%	(6.2%)	0.2%	(10.5%)	(6.6%)	0.3%
10	San Diego	4,103	4.8%	1,640	94.7%	0.1%	(1.5%)	0.9%	(1.5%)	1.5%
11	Orlando	7,690	4.5%	958	94.2%	(3.4%)	4.2%	(8.4%)	(4.9%)	1.5%
12	Inland Empire, CA	4,219	3.8%	1,297	94.4%	(4.0%)	(2.7%)	(4.7%)	(4.0%)	0.0%
13	Suburban Maryland	4,823	3.7%	1,201	94.4%	2.6%	3.3%	2.1%	1.1%	1.3%
14	Orange County, CA	3,175	3.4%	1,498	94.6%	(5.6%)	(1.0%)	(7.6%)	(6.1%)	0.5%
15	Atlanta	5,979	3.2%	951	95.6%	(4.6%)	4.4%	(11.4%)	(6.6%)	1.9%
16	All Other Markets	13,796	7.7%	960	94.8%	(2.1%)	0.4%	(4.0%)	(2.9%)	0.8%

	Total	117,512	100.0%	$1,331	94.7%	(2.9%)	1.5%	(5.6%)	(3.9%)	1.0%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
First Quarter 2010 vs. Fourth Quarter 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q1 2010	Q1 2010	Q1 2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	8,781	9.6%	$1,622	94.9%	0.0%	11.2%	(5.3%)	(0.4%)	0.4%
2	South Florida	12,465	9.5%	1,267	94.8%	1.2%	5.1%	(1.5%)	(0.1%)	1.2%
3	New York Metro Area	6,247	9.4%	2,527	95.3%	(0.6%)	7.0%	(5.8%)	(0.3%)	(0.4%)
4	Los Angeles	7,463	8.3%	1,674	94.7%	0.1%	1.1%	(0.4%)	(0.6%)	0.6%
5	Boston	6,313	8.1%	2,032	94.9%	(0.6%)	9.2%	(6.0%)	(0.1%)	(0.4%)
6	Seattle/Tacoma	8,540	6.6%	1,274	93.2%	0.4%	6.6%	(3.5%)	(1.9%)	2.1%
7	San Francisco Bay Area	6,239	6.5%	1,617	95.0%	(0.4%)	9.8%	(5.8%)	(1.2%)	0.8%
8	Phoenix	11,201	5.6%	833	94.2%	0.5%	5.6%	(3.0%)	(1.5%)	1.9%
9	Denver	7,755	5.4%	1,004	95.1%	(0.1%)	(0.1%)	(0.1%)	(1.3%)	1.1%
10	San Diego	4,103	4.7%	1,640	94.7%	(0.8%)	2.8%	(2.5%)	(0.2%)	(0.5%)
11	Orlando	8,042	4.7%	965	94.2%	(0.2%)	8.6%	(5.8%)	(0.5%)	0.2%
12	Suburban Maryland	5,083	3.9%	1,234	94.5%	1.0%	9.8%	(4.0%)	0.9%	0.1%
13	Inland Empire, CA	4,219	3.7%	1,297	94.4%	(1.3%)	0.2%	(2.0%)	(0.9%)	(0.3%)
14	Orange County, CA	3,175	3.3%	1,498	94.6%	(0.9%)	(1.0%)	(0.8%)	(0.9%)	0.0%
15	Atlanta	5,979	3.2%	951	95.6%	0.2%	9.1%	(6.5%)	(0.4%)	0.6%
16	All Other Markets	13,796	7.5%	960	94.8%	(0.4%)	7.4%	(6.1%)	(1.2%)	0.7%

	Total	119,401	100.0%	$1,334	94.6%	(0.1%)	6.3%	(3.9%)	(0.7%)	0.7%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

First Quarter 2010 vs. First Quarter 2009
Same Store Operating Expenses
$ in thousands - 117,512 Same Store Units

					% of Actual
					Q1 2010
	Actual	Actual	$	%	Operating
	Q1 2010	Q1 2009	Change	Change	Expenses

Real estate taxes	$46,920	$46,255	$665	1.4%	26.5%
On-site payroll (1)	41,754	42,651	(897)	(2.1%)	23.6%
Utilities (2)	28,978	28,374	604	2.1%	16.4%
Repairs and maintenance (3)	26,089	24,453	1,636	6.7%	14.8%
Property management costs (4)	17,836	16,905	931	5.5%	10.1%
Insurance	5,637	5,634	3	0.1%	3.2%
Leasing and advertising	3,805	3,636	169	4.6%	2.1%
Other operating expenses (5)	5,828	6,253	(425)	(6.8%)	3.3%

Same store operating expenses	$176,847	$174,161	$2,686	1.5%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of March 31, 2010
(Amounts in thousands)
								Weighted
							Weighted	Average
							Average	Maturities
					Amounts (1)	% of Total	Rates (1)	(years)

Secured					$4,825,356	50.8%	4.84%	8.6
Unsecured					4,669,377	49.2%	4.99%	4.4

	Total				$9,494,733	100.0%	4.92%	6.5

Fixed Rate Debt:
Secured - Conventional					$3,876,409	40.8%	5.75%	7.2
Unsecured - Public/Private					3,773,828	39.8%	5.85%	5.1

	Fixed Rate Debt				7,650,237	80.6%	5.80%	6.2

Floating Rate Debt:
Secured - Conventional					343,275	3.6%	2.49%	3.6
Secured - Tax Exempt					605,672	6.4%	0.55%	21.1
Unsecured - Public/Private					804,549	8.5%	1.67%	1.4
Unsecured - Revolving Credit Facility					91,000	0.9%	0.59%	1.9

	Floating Rate Debt				1,844,496	19.4%	1.38%	8.0

Total					$9,494,733	100.0%	4.92%	6.5

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2010.

Note: The Company capitalized interest of approximately $4.4 million and $10.6 million during the quarters ended March 31, 2010 and 2009, respectively.

Debt Maturity Schedule as of March 31, 2010
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average
	Fixed		Floating				on Fixed	Rates on
Year	Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2010	$115,757		$568,442	(2)	$684,199	7.2%	5.78%	1.73%
2011	1,066,539	(3)	237,858		1,304,397	13.7%	5.51%	4.92%
2012	752,897		94,379	(4)	847,276	8.9%	5.42%	4.89%
2013	266,581		304,549		571,130	6.0%	6.76%	4.87%
2014	517,682		-		517,682	5.5%	5.28%	5.28%
2015	355,914		-		355,914	3.8%	6.41%	6.41%
2016	1,089,484		-		1,089,484	11.5%	5.32%	5.32%
2017	1,355,743		456		1,356,199	14.3%	5.87%	5.87%
2018	336,092		44,677		380,769	4.0%	5.95%	5.59%
2019	502,244		20,766		523,010	5.5%	5.19%	5.01%
2020+	1,291,304		573,369		1,864,673	19.6%	6.11%	5.11%

Total	$7,650,237		$1,844,496		$9,494,733	100.0%	5.83%	5.01%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2010.

(2)	Includes the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(3)	Includes $482.5 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4)	Includes $91.0 million outstanding on the Company's unsecured revolving credit facility. As of March 31, 2010, there was approximately $1.28 billion available on this facility.

Equity Residential
Unsecured Debt Summary as of March 31, 2010
(Amounts in thousands)

						Unamortized
		Coupon	Due		Face	Premium/	Net
		Rate	Date		Amount	(Discount)	Balance

	Fixed Rate Notes:
		6.950%	03/02/11		$93,096	$798	$93,894
		6.625%	03/15/12		253,858	(366)	253,492
		5.500%	10/01/12		222,133	(548)	221,585
		5.200%	04/01/13	(1)	400,000	(355)	399,645
	Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
		5.250%	09/15/14		500,000	(274)	499,726
		6.584%	04/13/15		300,000	(563)	299,437
		5.125%	03/15/16		500,000	(318)	499,682
		5.375%	08/01/16		400,000	(1,175)	398,825
		5.750%	06/15/17		650,000	(3,688)	646,312
		7.125%	10/15/17		150,000	(489)	149,511
		7.570%	08/15/26		140,000	-	140,000
		3.850%	08/15/26	(2)	482,545	(10,826)	471,719

					3,791,632	(17,804)	3,773,828

	Floating Rate Notes:
			04/01/13	(1)	300,000	-	300,000
	Fair Value Derivative Adjustments			(1)	4,549	-	4,549
	Term Loan Facility	LIBOR+0.50%	10/05/10	(3)(4)	500,000	-	500,000

					804,549	-	804,549

	Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(3)(5)	91,000	-	91,000

	Total Unsecured Debt				$4,687,181	$(17,804)	$4,669,377

(1)	$300.0 million in fair value interest rate swaps converts a portion of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Facilities are private. All other unsecured debt is public.

(4)	Represents the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(5)	Represents amount outstanding on the Company's unsecured revolving credit facility which matures on February 28, 2012. As of March 31, 2010, there was approximately $1.28 billion available on this facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	March 31,	December 31,
	2010	2009

Total Debt to Adjusted Total Assets (not to exceed 60%)	48.8%	48.8%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	24.8%	24.9%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.48	2.44

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)	255.5%	256.5%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of March 31, 2010
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$4,825,356	50.8%
	Unsecured Debt				4,669,377	49.2%

Total Debt					9,494,733	100.0%	44.5%

	Common Shares (includes Restricted Shares)		282,404,498	95.3%
	Units (includes OP Units and LTIP Units)		14,070,786	4.7%

Total Shares and Units			296,475,284	100.0%
Common Share Equivalents (see below)			397,482

Total outstanding at quarter-end			296,872,766
Common Share Price at March 31, 2010			$39.15
					11,622,569	98.3%
Perpetual Preferred Equity (see below)					200,000	1.7%

Total Equity					11,822,569	100.0%	55.5%

Total Market Capitalization					$21,317,302		100.0%

Convertible Preferred Equity as of March 31, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares	Value	Per Share	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E	11/1/98	327,966	$8,199	$1.75	$574		1.1128	364,961
7.00% Series H	6/30/98	22,459	562	1.75	39		1.4480	32,521

Total Convertible Preferred Equity		350,425	$8,761		$613	7.00%		397,482

Perpetual Preferred Equity as of March 31, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	Q110 (1)	Q109

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	280,644,744	272,323,545
Shares issuable from assumed conversion/vesting of:
- OP Units	-	16,386,489
- long-term compensation award shares/units	-	142,870

Total Common Shares and Units - diluted	280,644,744	288,852,904

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	280,644,744	272,323,545
OP Units - basic	13,804,885	16,386,489

Total Common Shares and OP Units - basic	294,449,629	288,710,034
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	397,611	406,031
- long-term compensation award shares/units	2,438,875	142,870

Total Common Shares and Units - diluted	297,286,115	289,258,935

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	282,404,498	273,843,970
Units (includes OP Units and LTIP Units)	14,070,786	16,283,376

Total Shares and Units	296,475,284	290,127,346

(1)	Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation award shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the first quarter ended March 31, 2010.

Equity Residential
Partially Owned Entities as of March 31, 2010
(Amounts in thousands except for project and unit amounts)

	Consolidated					Unconsolidated
	Development Projects
	Held for					Institutional
	and/or Under	Completed, Not	Completed			Joint
	Development	Stabilized (4)	and Stabilized	Other	Total	Ventures (5)

Total projects (1)	-	2	4	21	27	32

Total units (1)	-	567	1,167	3,796	5,530	7,602

Operating information for the quarter
ended 3/31/10 (at 100%):
Operating revenue	$711	$2,066	$5,544	$13,816	$22,137	$19,006
Operating expenses	1,291	1,079	1,814	4,983	9,167	9,220

Net operating (loss) income	(580)	987	3,730	8,833	12,970	9,786
Depreciation	-	1,309	2,636	3,708	7,653	4,108
General and administrative/other	69	-	43	11	123	107

Operating (loss) income	(649)	(322)	1,051	5,114	5,194	5,571
Interest and other income	6	3	-	5	14	46
Other expenses	(371)	-	(1)	-	(372)	-
Interest:
Expense incurred, net	(678)	(458)	(1,552)	(5,030)	(7,718)	(7,394)
Amortization of deferred financing costs	-	(89)	(111)	(56)	(256)	(313)
Income and other tax (expense) benefit	(33)	-	(8)	(16)	(57)	(92)

Net (loss) income	$(1,725)	$(866)	$(621)	$17	$(3,195)	$(2,182)

Debt - Secured (2):
EQR Ownership (3)	$316,421	$106,162	$226,523	$219,100	$868,206	$97,319
Noncontrolling Ownership	-	-	-	82,678	82,678	291,958

Total (at 100%)	$316,421	$106,162	$226,523	$301,778	$950,884	$389,277

(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $42.2 million in mortgage debt on various development projects. In addition, $66.0 million in mortgage debt on one development project will become recourse to the Company upon completion of that project.

(3) Represents the Company's current economic ownership interest.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5) Unconsolidated debt maturities and rates are as follows: $70.0 million (net of $42.6 million in cash collateral held by the lender), May 1, 2010, 8.33%; $121.0 million, December 1, 2010, 7.54%; $143.8 million, March 1, 2011, 6.95%; and $11.9 million, July 1, 2019, 5.305%. On April 30, 2010, the Company anticipates acquiring the 75% equity interest it does not currently own in seven of the unconsolidated properties containing 1,811 units in exchange for an approximate $30.0 million payment to its partner. In addition, the Company will repay the net $70.0 million mortgage loan, which matures on May 1, 2010, concurrent with closing using proceeds drawn from the Company's line of credit. The total consideration paid by the Company represents an implied 8.2% cap rate.

Equity Residential
Consolidated Development Projects as of March 31, 2010
(Amounts in thousands except for project and unit amounts)

					Total Book
			Total	Total	Value Not						Estimated	Estimated
		No. of	Capital	Book Value	Placed in	Total		Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service	Debt		Completed	Leased	Occupied	Date	Date

Projects Under Development - Wholly Owned:
Red 160 (a.k.a. Redmond Way)	Redmond, WA	250	$84,382	$59,557	$59,557	$-		67%	-	-	Q1 2011	Q1 2012

Projects Under Development - Wholly Owned		250	84,382	59,557	59,557	-

Projects Under Development - Partially Owned:
The Brooklyner (a.k.a. 111 Lawrence Street)	Brooklyn, NY	490	280,868	238,847	238,847	118,386		90%	35%	31%	Q3 2010	Q3 2011
Westgate	Pasadena, CA	480	170,558	131,040	131,040	163,160	(2)	78%	31%	23%	Q2 2011	Q2 2012

Projects Under Development - Partially Owned		970	451,426	369,887	369,887	281,546

Projects Under Development		1,220	535,808	429,444	429,444	281,546	(3)

Completed Not Stabilized - Wholly Owned (4):
Reserve at Town Center II	Mill Creek, WA	100	22,535	20,998	-	-			95%	95%	Completed	Q2 2010
Third Square (a.k.a. 303 Third) (5)	Cambridge, MA	482	257,457	256,434	-	-			88%	85%	Completed	Q4 2010
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	269,958	265,602	-	-			76%	68%	Completed	Q1 2011
Reunion at Redmond Ridge	Redmond, WA	321	53,175	53,151	-	-			65%	62%	Completed	Q1 2011

Projects Completed Not Stabilized - Wholly Owned		1,383	603,125	596,185	-	-

Completed Not Stabilized - Partially Owned (4):
Red Road Commons	South Miami, FL	404	128,816	126,810	-	72,595			96%	89%	Completed	Q2 2010
Montclair Metro	Montclair, NJ	163	48,730	45,121	-	33,567			80%	64%	Completed	Q3 2010

Projects Completed Not Stabilized - Partially Owned		567	177,546	171,931	-	106,162

Projects Completed Not Stabilized		1,950	780,671	768,116	-	106,162

Completed and Stabilized During the Quarter - Partially Owned:
Veridian (a.k.a. Silver Spring)	Silver Spring, MD	457	149,962	149,284	-	114,018			98%	97%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Partially Owned		457	149,962	149,284	-	114,018

Projects Completed and Stabilized During the Quarter		457	149,962	149,284	-	114,018

Total Projects		3,627	$1,466,441	$1,346,844	$429,444	$501,726

Land Held for Development		N/A	N/A	$266,287	$266,287	$34,875

								Total Capital	Q1 2010
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Cost (1)	NOI
Projects Under Development								$535,808	$(283)
Completed Not Stabilized								780,671	3,821
Completed and Stabilized During the Quarter								149,962	1,996
Total Development NOI Contribution								$1,466,441	$5,534

(1) Total capital cost represents estimated development cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $40.0 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at March 31, 2010.

(3) Of the approximately $106.4 million of capital cost remaining to be funded at 3/31/10 for projects under development, $81.5 million will be funded by fully committed third party bank loans and the remaining $24.9 million will be funded by cash on hand.

(4) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5) Third Square - Both the percentage leased and occupied reflect the full 482 units included in phases I & II. Phase I is 96% leased and 94% occupied. Phase II is 76% leased and 71% occupied.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Quarter Ended March 31, 2010
(Amounts in thousands except for unit and per unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

Building
	Total		Avg.		Avg.		Avg.	Replacements	Avg.	Improvements	Avg.		Avg.		Grand	Avg.
	Units (1)	Expense (2)	Per Unit	Payroll (3)	Per Unit	Total	Per Unit	(4)	Per Unit	(5)	Per Unit	Total	Per Unit		Total	Per Unit

Same Store Properties (6)	117,512	$26,089	$222	$20,782	$177	$46,871	$399	$16,087	$137	$8,461	$72	$24,548	$209	(9)	$71,419	$608

Non-Same Store Properties (7)	6,750	1,222	216	894	158	2,116	374	455	80	551	97	1,006	177		3,122	551

Other (8)	-	-		698		698		114		23		137			835

Total	124,262	$27,311		$22,374		$49,685		$16,656		$9,035		$25,691			$75,376

(1)	Total Units - Excludes 7,602 unconsolidated units and 4,606 military housing units, for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Repairs and Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $6.2 million spent on various assets related to unit renovations/rehabs (primarily kitchens and baths) designed to reposition these assets for higher rental levels in their respective markets.

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2009, less properties subsequently sold.

(7)	Non-Same Store Properties - Primarily includes all properties acquired during 2009 and 2010, plus any properties in lease-up and not stabilized as of January 1, 2009. Per unit amounts are based on a weighted average of 5,663 units.

(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)	For 2010, the Company estimates that it will spend approximately $1,075 per unit of capital expenditures for its same store properties inclusive of unit renovation/rehab costs, or $825 per unit excluding unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Quarter Ended
	March 31,
	2010	2009

REVENUES
Rental income	$2,278	$36,011

Total revenues	2,278	36,011

EXPENSES (1)
Property and maintenance	1,281	11,407
Real estate taxes and insurance	501	3,953
Depreciation	415	8,679
General and administrative	3	5

Total expenses	2,200	24,044

Discontinued operating income	78	11,967

Interest and other income	1	7
Interest (2):
Expense incurred, net	(22)	(430)
Amortization of deferred financing costs	-	(35)
Income and other tax (expense) benefit	(29)	(49)

Discontinued operations	28	11,460
Net gain on sales of discontinued operations	60,036	61,871

Discontinued operations, net	$60,064	$73,331

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Guidance Reconciliations

		FFO Reconciliations
		Guidance Q1 2010
		to Actual Q1 2010
		Amounts	Per Share

Guidance Q1 2010 FFO - Diluted (1) (2)		$148,365	$0.500
Property NOI (excluding storm related costs)		1,340	0.005
Storm related costs		(2,728)	(0.009)
Property acquisition costs (other expenses)		(1,349)	(0.005)
Other		(63)	(0.001)

Actual Q1 2010 FFO - Diluted (1) (2)		$145,565	$0.490

Non-Comparable Items (3)

	Quarter Ended March 31,
	2010	2009	Variance

Insurance/litigation settlement proceeds (interest and other income)	$2,000	$171	$1,829
Debt extinguishment gains (interest and other income)	-	2,020	(2,020)
Write-off of pursuit costs (other expenses)	(1,046)	(192)	(854)
Property acquisition costs (other expenses)	(3,337)	(100)	(3,237)
Non-cash convertible debt discount (includes extinguishment write-offs)	(1,945)	(2,884)	939
Debt extinguishment costs (interest):
Prepayment premiums/penalties	-	(35)	35
Write-off of unamortized deferred financing costs	(927)	(655)	(272)
Write-off of unamortized premiums/(discounts)/(OCI)	-	(805)	805
Net incremental gain (loss) on sales of condominium units	388	(64)	452
Other	(453)	(893)	440

Net non-comparable items (3)	$(5,320)	$(3,437)	$(1,883)

Note: See page 24 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Earnings Guidance and Assumptions

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2010 Earnings Guidance (per share diluted)

	Q2 2010	2010

Expected FFO (1) (2)	$0.53 to $0.57	$1.95 to $2.15

2010 Same Store Assumptions

Physical occupancy		94.3%
Revenue change		(3.0%) to (1.0%)
Expense change		1.0% to 2.0%
NOI change		(6.0%) to (2.0%)

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2010 Transaction Assumptions

Consolidated rental acquisitions		$1.25 billion
Consolidated rental dispositions		$850.0 million
Capitalization rate spread		150 basis points

2010 Debt Assumptions

Weighted average debt outstanding		$9.4 billion to $9.6 billion
Weighted average interest rate (reduced for capitalized interest and
including prepayment penalties)		4.96%
Interest expense		$466.0 million to $476.0 million

Note:	Debt guidance assumes no additional debt offerings and no additional debt extinguishments, but does include approximately $7.8 million of interest expense for the requirement to expense the implied option value inherent in convertible debt. The terms of the Company's debt covenants do not include this charge as interest expense.

2010 Other Guidance Assumptions

General and administrative expense		$38.0 million to $40.0 million
Interest and other income		$3.0 million to $4.0 million
Other expenses (write-off of pursuit and property acquisition costs)		$10.0 million to $13.0 million
Income and other tax expense		$1.0 million to $2.0 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Equity ATM share offerings		No additional amounts budgeted
Weighted average Common Shares and Units - Diluted		299.0 million

Note: See page 24 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Additional Reconciliations
(Amounts in thousands except per share data)
(All per share data is diluted)

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 22 and 23

			Expected	Expected
	Expected Q1 2010		Q2 2010	2010
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$ 55,850	$ 0.188	$0.01 to $0.05	$0.96 to $1.16
Add: Expected depreciation expense	148,140	0.500	0.52	2.06
Less: Expected net gain on sales (4)	(55,625)	(0.188)	-	(1.07)

Expected FFO - Diluted (1) (2)	$ 148,365	$ 0.500	$0.53 to $0.57	$1.95 to $2.15

Definitions and Footnotes for Pages 22 and 23

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)

Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)

Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 9

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the First Quarter 2010 Same Store Properties:

	Quarter Ended March 31,
	2010	2009

Operating income	$118,596	$132,387
Adjustments:
Non-same store operating results	(14,378)	(989)
Fee and asset management revenue	(2,422)	(2,863)
Fee and asset management expense	2,014	2,003
Depreciation	152,319	141,809
General and administrative	10,721	10,394

Same store NOI	$266,850	$282,741